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                                                                     Exhibit 4.2


                        FIRST AMENDMENT TO AMENDED AND
                    RESTATED RECEIVABLES PURCHASE AGREEMENT

          THIS FIRST AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT ("First Amendment") is dated as of May 15, 2001 among APPLIED POWER CREDIT CORPORATION as Seller (the "Seller"), APW NORTH AMERICA, INC., individually and as Servicer ("APW"), BARTON CAPITAL CORPORATION as Purchaser (the "Purchaser") and SOCIETE GENERALE as Agent (the "Agent").


                             W I T N E S S E T H :

          WHEREAS, the Seller, APW, the Purchaser and the Agent are parties to an Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2001 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement;" capitalized terms not otherwise defined herein have the meanings given to them in the Purchase Agreement);

          WHEREAS, the Seller has requested that the Purchaser and Agent agree to amend certain provisions of the Purchase Agreement, and the Purchaser and Agent are agreeable to such requests, but only on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto hereby agree as follows:

          SECTION 1.  Amendments to Purchase Agreement.  Effective as of the
                      --------------------------------
date hereof but subject to the satisfaction of the conditions precedent in
Section 3 hereof the Purchase Agreement is hereby amended as follows:

          (a) Section 1.02 is hereby amended by deleting "May 15, 2001" in subsection (i) and replacing it with "May 14, 2002."

          (b)    Section 2.04(b) is hereby amended by deleting the definition of
                                                               -----------------
Dilution Reserve and replacing it with the following:
----------------------------------------------------

                 "(b) "Dilution Reserve" at any time shall be an amount equal to the greater of (x) $3,000,000 and (y) the Undivided Interest at such time multiplied by the Dilution Factor. The Dilution
                                                              ------------
                 Factor shall be the highest Dilution Ratio occurring in the
                 ------
                 previous twelve months multiplied by 2.5."

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                 (c)   Section 7.02 is hereby amended by adding the following
after Section 7.02(f) and before Section 7.03:

                       "(g) Financial Covenants. Comply and cause its affiliates
                            -------------------
                       to comply with all of the financial covenants in the Bank Credit Agreement as if all such financial covenants were set forth in the Purchase Agreement whether or not such covenants are waived, modified or amended by the lender under the Bank Credit Agreement and whether or not the Bank Credit Agreement is cancelled or terminated."

                 (d) Section 7.03(g) is hereby amended by deleting the word "and" at the end of 7.03(g).

                 (e)   Section 7.03(h) is hereby amended by redesignating
Section 7.03(h) as 7.03(i), and inserting after Section 7.03(g) the following:
            ---
                       "(h) Financial Covenant Compliance. Simultaneously with
                            -----------------------------
                       its delivery of such reports under the Bank Credit Agreement, APW will deliver to the Agent and Purchaser copies of all financial reports delivered to the agent or the lenders under the Bank Credit Agreement which set forth APW's compliance or lack of compliance with the financial covenants under the Bank Credit Agreement; and"

                 (f) Section 7.05(d)(v) is hereby amended by replacing the words "provided that, if such Subsidiary is an Originator and if the Agent shall so request" on the first and second lines thereof with: "provided that if such sale is of an Originator or a substantial portion of an Originator's assets,".


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                (g)     Section 9.01(e) is hereby amended and restated as
follows:

                        "(e) The average of the Delinquency Ratios for any three successive Month End Dates measured through the Month End Date in July 2001 exceeds 15%, the Delinquency Ratio for the Month End Date in August 2001 exceeds 13%, the average of the Delinquency Ratios for the two successive Month End Dates measured through September 2001 exceeds 13%, or the average of the Delinquency Ratios for any three successive Month End Dates measured on and after the Month End Date in October 2001 exceeds 13%."

                (h) Section 9.01(m) is hereby amended and restated as follows:

                        "(m) The average of the Dilution Ratios for any three successive Month End Dates measured through the Month End Date in July 2001 exceeds 8%, the Dilution Ratio for the Month End Date in August 2001 exceeds 3%, the average of the Dilution Ratios for the two successive Month End Dates measured through September 2001 exceeds 3%, or the average of the Dilution Ratios for any three successive Month End Dates measured on and after the Month End Date in October exceeds 3%."

                (i) Section 9.01(r) is hereby amended by deleting the period at the end of Section 9.01(r) and replacing it with "; or".

                (j) Section 9.01 is hereby amended by adding the following after Section 9.01(r):

                        "(s) The aggregate Unpaid Balance of all Defaulted Receivables as of any Month End Date through the Month End Date in July 2001 is greater than 12% of the aggregate Unpaid Balance of all Pool Receivables as of such Month End


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                 Date or the aggregate Unpaid Balance of all Defaulted
                 Receivables as of any Month End Date commencing with the Month End Date in August 2001 is greater than 11% of the aggregate Unpaid Balance of all Pool Receivables as of such Month End Date."

           (k) Schedule I is hereby amended by inserting the following in its appropriate alphabetical order:

                 "Bank Credit Agreement" means the Amended and Restated
                  ---------------------
                 Multicurrency Credit Agreement dated as of May 15, 2001 among APW, Ltd., National Association, as administrative agent, Bank One, N.A., as syndication agent, The Chase Manhattan Bank, as documentation agent, certain financial institutions party thereto as lenders dated as of July 31, 2000 (as amended, supplemented or modified from time to time)."

           (l) Schedule I is hereby amended by replacing "20%" in (i) in the first line of the definition of "Loss Percentage" with "25%".

          SECTION 2.  Fees.

           (a) Amendment Fee. Seller shall pay to the Agent, for its own account, an amendment fee equal to 0.75% of the Purchase Limit, which shall be payable on the date hereof. Such fee shall be fully earned and nonrefundable on the date hereof.

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     (b)   Program Fee. Seller acknowledges that subsequent to April 18, 2001
Seller has been paying Purchaser a program fee in the amount stated in the Fee Letter on each Business Day of each month. On each Business Day from (and including) the date hereof until (but excluding) the date, following the Commitment Termination Date, on which the Aggregate Purchaser's Investment shall be reduced to zero, Seller shall pay to Purchaser a program fee ("Program Fee") equal to the product of the Purchase Limit on such day, times (x) 1.25% times
(y) 1/360 times (z) the number of days since the last Business Day on which the Program Fee was paid. Such Program Fee shall be paid on each Business Day of each calendar month in the amount of such Program Fee that shall have accrued since the prior Business Day and which shall not have been previously paid.

           SECTION 3. Effectiveness. This First Amendment shall become effective upon the Agent's receipt of (a) this First Amendment, duly executed by the Seller, APW and the Purchaser, (b) a duly executed copy of a waiver or amendment to the Bank Credit Agreement containing such terms and conditions as are acceptable to the Agent in its sole discretion; (c) an amount equal to all fees payable hereunder upon the execution hereof and (d) an amount equal to the fees and expenses of counsel to the Agent.

           SECTION 4. Representations and Warranties of the Seller and APW. The Seller and APW each represents and warrants as follows:

           (a) The execution, delivery and performance by the Seller and APW of this First Amendment and the Purchase Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby, are within the Seller's and APW's powers, have been duly authorized by all necessary corporate action on the part of the Seller and APW, and do not and will not (i) contravene the Agreement Documents, (ii) violate any law, order, writ, judgment, injunction, decree, determination or award of any court or other governmental authority binding on the Seller or APW or any assets of the Seller or APW, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Seller or APW, or any of their assets or
(iv) result in or require the creation or imposition of any Adverse Claim upon or with respect to any of the assets of the Seller or APW.


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           (b)   No authorization or approval or other action by, and no notice to or filing with, any governmental or regulatory body or any other third party is required for the due execution, delivery or performance by the Seller and APW of this First Amendment and the Purchase Agreement, as amended hereby, except for the authorizations, approvals, actions and notices which have been duly obtained, taken, given, or made and are in full force and effect.

           (c) This First Amendment has been duly executed and delivered by the Seller and APW. The Purchase Agreement, as amended hereby, is the legal, valid and binding obligation of the Seller and APW, enforceable against the Seller and APW, in accordance with its terms, subject to applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

           (d) All of the Seller's and APW's representations and warranties contained in the Agreement Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

           (e) After giving effect to this First Amendment, no Termination Event has occurred and is continuing.

           (f) As of the date hereof, the Aggregate Purchaser's Investments are $57,859,093 and such amounts, together with the accrued and unpaid Earned Discount thereon are not subject to any setoff, dispute, claim, counterclaim or defense of any kind. To the extent any such setoff, dispute, claim, counterclaim or defense exists, it is hereby waived.

           SECTION 5.  Reference to and Effect on the Agreement Documents.

           (a) Upon the effectiveness of this First Amendment, on and after the date hereof, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" and words of like import, and such words or words of like import in each reference in the Agreement Documents, shall mean and be a reference to the Purchase Agreement as modified hereby.

           (b) Except as specifically amended and modified hereby, all of the terms and provisions of the Purchase Agreement and the other Agreement Documents shall remain in full force and

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effect and are hereby ratified and confirmed.

           (c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as an amendment to or a waiver of any right, power or remedy of the Agent under any of the Agreement Documents, or constitute an amendment to or a waiver of any provision of any of the Agreement Documents. This First Amendment shall not constitute the Agent's consent or indicate its willingness to consent to any other amendment, modification or waiver of the Purchase Agreement or any other Agreement Document.

           (d) This First Amendment shall be deemed to be an Agreement Document for all purposes.

           SECTION 6. Execution in Counterparts, Etc. This First Amendment may be executed in counterparts, and by separate parties on separate counterparts each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Telecopied counterparts of the signature pages hereof shall be deemed effective as of the Agent's receipt thereof.

           SECTION 7. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FIRST AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

           SECTION 8. Expenses. The Seller agrees to pay to the Agent, on demand, (a) all of the out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this First Amendment, including, without limitation, the fees and disbursements of counsel to the Agent and (b) the fees and expenses of any financial consultant retained by or on behalf of the Agent. This Section shall not limit the Seller's obligations under Section 2 hereof and under Section 13.06 of the Purchase Agreement.

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           IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be executed by their respective duly authorized officers as of the date first above written.

                         APPLIED POWER CREDIT CORPORATION, as Seller


                         By:  /s/ James Maxwell
                            ------------------------------------------------
                           Name:  James Maxwell
                           Title: Treasurer

                         Address:  N22 W23685 Ridgeview Parkway West
                              Waukesha, Wisconsin  53188-1013

                         Telephone No.:  (262) 523-7620
                         Facsimile No.:  (262) 523-7580
                         Attention:      Treasurer


                         APW NORTH AMERICA, INC., individually and as Servicer


                         By:  /s/ James Maxwell
                            ------------------------------------------------
                           Name:  James Maxwell
                           Title: Treasurer

                         Address:  N22 W23685 Ridgeview Parkway West
                              Waukesha, Wisconsin  53188-1013

                         Telephone No.:  (262) 523-7620
                         Facsimile No.:  (262) 523-7580
                         Attention:      Treasurer

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                         BARTON CAPITAL CORPORATION, as Purchaser


                         By:  /s/ Evelyn Echevarria
                            ------------------------------------------------
                           Name:  Evelyn Echevarria
                           Title: Vice President

                         Address:  c/o AMACAR Group, L.L.C.
                              6525 Morrison Boulevard
                              Suite 318
                              Charlotte, North Carolina  28211

                         Telephone No.:  (704) 365-0569
                         Facsimile No.:  (704) 365-1362
                         Attention:      Douglas K. Johnson


                         SOCIETE GENERALE, as Agent


                         By:  /s/ Martin J. Finan
                            ---------------------------------------------------
                           Name:  Martin J. Finan
                           Title: Managing Director

                         Address:  181 West Madison Street
                              Suite 3400
                              Chicago, Illinois  60602

                         Telephone No.:  (312) 578-5167
                         Facsimile No.:  (312) 578-5199
                         Attention:      Asset Securitization Group


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